SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 14, 2010
Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of Principal Executive Office) (Zip Code)

(703) 312-9500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2010, FBR Capital Markets Corporation (the “Company”) amended that certain Professional Services Agreement, dated as of July 20, 2006, between the Company and Crestview Advisors, L.L.C. (“Crestview”), as amended by that certain Amendment No. 1 to Professional Services Agreement, dated as of September 19, 2008 (the “Professional Services Agreement”).  The June 14, 2010 amendment, a copy of which is attached as Exhibit 10.1, provides that Crestview has the right to elect to receive a portion of the annual advisory fee payable under the Professional Services Agreement in restricted shares of the Company’s common stock and/or options to purchase shares of the Company’s common stock, in each case on terms that are substantially similar to the annual retainer terms available to directors who are not employees of the Company or employees of an affiliate of the Company, up to an amount equal to the lesser of (x) twice the minimum annual retainer payable to such directors, and (y) Crestview’s full advisory fee.

For a discussion of the relationship between Crestview and its affiliates and the Company, see “Certain Relationships and Transactions with Related Persons—Repurchase Transaction and Sale of Remaining Shares—Amended and Restated Voting Agreement among Crestview, Arlington Asset and Us” and “—Other Transactions with Crestview” in our proxy statement filed with the Securities and Exchange Commission on April 29, 2010.

Item 9.01                      Exhibits

Exhibit 10.1                      Amendment No. 2 to Professional Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

Date: June 14, 2010	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer